                                                                    EXHIBIT 10.4

DISTRIBUTION AGREEMENT

This agreement ("Agreement") is made on 01. January 2002 between MESYS GMBH, a company organized under the laws of Germany with offices at Beneckeallee 30, D-30419 Hannover ("MESYS") and OccuLogix Corporation, 612 Florida Avenue, Palm Harbor, Florida 34683, USA.

MESYS developed and produces on the order of DIAMED a blood- and plasma therapy device. This device has been introduced into the market under the tradenames Octo Nova and Octo Therm. These tradenames have been registered, among others, by DIAMED in various countries. Furthermore, DIAMED holds all rights worldwide on Octo Nova and Octo Therm. MESYS is the manufacturer of the plasma therapy devices "Octo Nova/Octo Therm" and shall be authorized to enter into distribution agreements with distributors outside Germany, provided that the exclusive marketing agreement between DIAMED and OccuLogix Corp. has been concluded (Exhibit D).

OccuLogix Corp. is the exclusive distributor for Octo Nova and Octo Therm in the territory of United States, Canada and Mexico.

MESYS manufactures Octo Nova/Octo Therm including accessories and spare parts, according to the terms of this Agreement, and for which MESYS has the necessary facilities, equipment, qualified personnel and experience.

Accordingly, the parties agree as follows:

1.    MANUFACTURE OF PRODUCT

1.1 MESYS shall manufacture and sell to OccuLogix Corp. the device(s), accessories, spare parts, and other tools (hereinafter "Product(s)") as described in Exhibit A, attached to this Agreement and in the quantity agreed between the parties. MESYS shall also furnish the Product and spare parts and meet other conditions as set forth in this Agreement, including those provided in Exhibit A and in the following specifications, descriptive literature, and other documents ("Specifications").

      Exhibit A:        List of Product(s) and Quantities
      Exhibit B:        Spare Parts
      Exhibit C:        Price List
      Exhibit D:        marketing agreement

      MESYS reserves the right to change the Specifications at any time in agreement and upon a written notice to OccuLogix Corp.

      No change to the Products shall be made by OccuLogix Corp. without MESYS's prior written consent. During the term of this agreement OccuLogix Corp. shall submit to MESYS for their approval and acceptance in writing all proposed enhancements to the Product during the term of this Agreement. All cost related to such product enhancements will be paid by OccuLogix Corp. Procedures for handling of property rights in case of product enhancements have been included in the marketing agreement between DIAMED and OccuLogix Corp. (Exhibit D).

1.2 MESYS shall furnish OccuLogix Corp. the following services for the Product purchased under this Agreement:

      1.2.1 Adequate technical and maintenance training for personnel. OccuLogix Corp. will bear the costs of those training. The first training is free of charge at MESYS.

      1.2.2 Meetings between OccuLogix Corp. and MESYS shall take place in so far as reasonable at Hannover. Upon appropriate notification by OccuLogix Corp. participation of MESYS personnel shall also be possible at other places.

1.3 If requested by OccuLogix Corp. in writing, MESYS shall have sufficiently spare parts available, during a period of five (5) years after expiration of this Agreement and sell to OccuLogix Corp. within agreed delivery times and at reasonable prices.

1.4 MESYS warrants that the Products delivered to OccuLogix Corp. are free from defects in materials, workmanship and manufacturing and is merchantable, fit for the purpose intended, and in compliance with the requirements of this Agreement. MESYS shall replace or repair any Product, Product component, work, or other item furnished by it under this Agreement, that fails to conform to the requirements of this Agreement if such non conformance appears within a period of twelve (12) months as of delivery of the Product by MESYS to OccuLogix Corp.

2.    ORDERS, PAYMENTS AND TERMS OF DELIVERY

2.1   Forecast and orders

      2.1.1 Upon execution of this Agreement, and no later than thirty (30) days after each succeeding anniversary date of this Agreement, OccuLogix Corp. shall submit to MESYS an annual rolling forecast. OccuLogix Corp. guarantees that for the term of this Agreement will purchase 25 units of the Product Octo Nova per year beginning after FDA approval (12 month period).

      2.1.2 OccuLogix Corp. shall submit to MESYS purchase orders indicating the type and quantity of Product required. OccuLogix Corp. shall submit such purchase orders regularly in the form of a rolling forecast over a period of 12 months, whereby the running and the following 3 subsequent months shall be binding orders allowing lead time of thirty (30) business days for MESYS to fill the orders. OccuLogix Corp. purchase orders shall be deemed accepted by MESYS unless it notifies OccuLogix Corp. to the contrary within ten (10) business days of its receipt thereof.

      2.1.3 All sales of the Products by MESYS to OccuLogix Corp. and orders from OccuLogix Corp. to MESYS shall be subject to the provisions of this Agreement, and shall not be subject to the terms and conditions contained in any purchase order of MESYS or OccuLogix Corp.

2.2   Delivery

      2.2.1 OccuLogix Corp. or its agent shall collect Products at MESYS facility in Hannover. Till collection the Products remain under the custody and the responsibility of MESYS. The following shall be agreed as delivery term: "ex works MESYS".

      2.2.2 After the Product has passed all required test, verification and approvals and has been properly packed by MESYS, MESYS will inform in writing OccuLogix Corp. of availability of the Product.

2.3 OccuLogix Corp. shall pay MESYS the prices for the Product as stipulated in Exhibit C. These prices include not freight and packing costs. MESYS shall be authorized to raise the prices as per 1st January of every year according to the general price increase. Exceptional price increases shall be proven separately and can be enforced if deemed essential.

2.4 OccuLogix Corp. shall pay accepted MESYS invoices within thirty (30) days of the date of invoice or per letter of credit. Invoices are payable in DEM or EURO.

2.5 In the event OccuLogix Corp. were not to purchase the full guaranteed 25 units per year of Product within the terms of this Agreement specified in
      Section 7, the parties agree that OccuLogix Corp. would pay MESYS DEM 5,000 or EURO 2.560 for every not purchased unit up to the limit of 25 units per year.

3.    QUALITY REQUIREMENTS

      All Products shall be manufactured and packaged in accordance with EU/MDD with FDA and UL standards.

4.    REGISTRATION/REGULATORY MATTERS

      The Octo Nova/Octo Term is labelled with CE mark and have the registration for all EU States. OccuLogix Corp. is responsible for FDA approval.

5.    EXCLUSIVITY

      During the term of this Agreement, MESYS shall not enter into any agreement with third parties for the sale of the Octo Nova in United States, Canada and Mexico.

6.    CONFIDENTIALITY

      Any information conveyed to OccuLogix Corp. by MESYS in connection with this Agreement, and specifically identified as confidential, shall be used by OccuLogix Corp. only for the purposes of this Agreement and shall not be disclosed to third parties during the term of this Agreement or for a period of five years thereafter, provided, however, that such obligation of confidentiality shall not apply to information that:

      (a)   was known prior to its disclosure by the transferring Party;

      (b) is received at any time in good faith from a third party with the legal right to disclose the same; or

      (c) is in the public domain or subsequently enter the public domain other than by reason of acts or omissions of the employees or agents.

7.    TERM, TERMINATION

7.1 This Agreement shall be in effect for the initial term beginning with the execution date and for a duration of three (3) years after the date of FDA approval. It will expire at that date without requiring termination. Any prolongation must be agreed upon in advance and in writing.

7.2 Either party may immediately terminate this Agreement if any breach of its terms is not cured within sixty (60) days following receipt of written notice from the other Party.

7.3 Either party may terminate this Agreement, effective immediately upon the giving of notice, if

      (a) the other Party shall file a petition in bankruptcy, or shall be adjudicated a bankrupt, or shall become insolvent, or shall make an assignment for the benefit of creditors, or shall be voluntarily or involuntarily dissolved, or shall have a receiver, trustee or other court officer appointed for its property.

      (b)   the production contract between DIAMED and MESYS is terminated.

      (c) the marketing contract between DIAMED and OccuLogix Corp. is terminated.

7.4 Termination shall not relieve or release either party from performing all obligations hereunder and making any and all payments which may be due and owing under the terms of this Agreement.

8.    INTELLECTUAL PROPERTY RIGHTS

8.1 This Agreement shall not affect the rights of the parties in their respective trademarks or patents.

8.2 OccuLogix Corp. shall not retain any MESYS documents, files, records, correspondence, notes, or other items, including copies, relating to the business of MESYS, except as its association with MESYS shall require and then only with permission of MESYS. In cases where MESYS permits OccuLogix Corp. to retain such items, OccuLogix Corp. shall promptly return them to MESYS upon request or upon completion or termination under this Agreement.

8.3 All drawings, specifications, proposals, photographs, recordings, samples, prototypes and products given to OccuLogix Corp. by MESYS or produced by OccuLogix Corp. under this Agreement and which incorporates any of MESYS's ideas or technology, shall not be shown or displayed by OccuLogix Corp. to any third party.

8.4 OccuLogix Corp. shall not disclose to any third party in any manner the fact or nature of its association with MESYS without first obtaining the express written permission.

8.5 OccuLogix Corp. may disclose MESYS's information to subcontractors, regulatory authorities, and others, as required to meet OccuLogix Corp. obligations under this Agreement, provided:

      (1)   MESYS has approved such disclosure, and

      (2) OccuLogix Corp. secures confidential/and proprietary treatment of any information thus disclosed in a manner accepted by MESYS.

9.    INDEMNITY

      OccuLogix Corp. shall indemnify and hold MESYS harmless from all claims resulting from any act or omission. OccuLogix Corp. agrees to maintain product liability coverage in an amount sufficient to meet its obligations under this Section 9. MESYS's liability shall be limited to liability in compliance with German law. OccuLogix Corp. shall fulfil its obligations as representative in accordance with FDA requirements.

10.   RECALLS, INSPECTIONS AND PRODUCT COMPLAINTS

10.1 The parties shall notify and cooperate with each other as to any complaints, inspections and recalls concerning the Product.

10.2 In the event of a recall of the Product, OccuLogix Corp. shall assume complete responsibility for the conduct of the recall. MESYS shall provide OccuLogix Corp. with any manufacturing information required by OccuLogix Corp. in connection with the recall. The cost of any recall hereunder shall be equitably allocated between the parties in accordance with their responsibility for its underlying cause.

11.   TECHNICAL SERVICE

      OccuLogix Corp. is responsible for the technical service in United States, Canada and Mexico. OccuLogix Corp. has the necessary equipment, stock of spare parts and qualified personnel to realize the technical service in accordance with MESYS requirements. OccuLogix Corp. should only use original spare parts delivered from MESYS for repair. Maintenance and safety checks for Octo Nova/Octo Therm has to be done in accordance with MESYS requirements.

12.   CUSTOMER TRAINING

      OccuLogix Corp. is responsible for customer training in United States, Canada and Mexico. OccuLogix Corp. has the necessary equipment and qualified personnel to realize the training in accordance with MESYS requirements.

13.   FORCE MAJEURE

      Neither party shall be liable to the other party for failure to perform any of its obligations hereunder because of any cause beyond the control of or occurring without the fault of such party.

14.   NOTICES

      All notices or communications shall be effective when sent via registered mail, with sufficient postage, prepaid, addressed to the recipient party at the address of that party first above written, or to such other address(es) as either party shall specify by notice to the other party.

15.   MISCELLANEOUS

15.1 This Agreement shall be binding upon the parties, their successors and assigns. Neither party shall assign this Agreement without the prior consent in writing of the other party, except that either party may assign this Agreement to an entity under common control.

15.2 This Agreement constitutes the entire agreement between the parties relating to its subject matter and all prior proposals, discussions, and writings by the parties and relating to the subject matter of this Agreement are superseded. This Agreement may be amended only by written agreement of the parties.

15.3 This Agreement is to be deemed to have been entered into in Hannover, and its construction shall be in accordance with the laws of Germany, and all disputes under it shall be adjudicated in the courts of Hannover.

Partner                                              MESYS

By:     _________________________                    By: _______________________
Title:  Chairman, President & CEO                    Title:

                                    EXHIBIT A

List of Products

      Octo Nova                            EU Version

      Octo Therm                           Heater for Octo Nova

Quantities

      Octo Nova                            25 units per year (minimum)

      Octo Therm                           25 units per year (minimum)

                                    EXHIBIT B

MESYS
Medizinische Systeme
MeSys GmbH
Beneckeallee 30
30419 Hannover
Fon: 0511 679999-0
Fax: 0511 679999-11
Email: mesys@aol.com

                              SPARE PART LIST 2000

                                    OCTO NOVA

                                     05/2000
                              Valid from 01.05.2000

_______________

Price changes and errors excepted. All Prices without packaging and transportation costs. For Shipments with a goods worth below DM 50.-a fee of DM 35.- will be charged.

                                DOOR INSIDE VIEW

 PART NO.                                DESCRIPTION                                      EURO               DM
----------              ----------------------------------------------                   ------           --------
KM E039-10              Chargeable Battery Pack Octo Nova LCR 24V/2, 2P                  168,73            330,00
BG-F467-00              Power Supply Octo Nova complete                                  762,34           1491,00
AN-F028-00              Fan Octo Nova                                                     39,88             78,00
SZ-E030-00              Fuse 5x20 T10A                                                     0,92              1,80
BG-E313-04              Motherboard                                                      220,88            432,00
BG-E300-04              PCB, CPU-517                                                     315,47            617,00
BG-E325-00              PC/104 CPU complete                                             1692,37           3310,00
BG-E308-02              PCB, Scale                                                       140,61            275,00
BG-E309-01              PCB, Bloodleak detector                                           87,43            171,00
BG-E310-00              PCB, Alarmtone                                                    78,74            154,00
BG-E319-00              PCB, Drip Counter                                                108,39            212,00
SZ-E027-00              Fuse 5x20 T200mA                                                   0,92              1,80
IT-E020-00              Toroidal Transformer                                             119,64            234,00
IE-E007-00              Line Filter                                                       75,16            147,00

                                DOOR OUTSIDE VIEW

 PART NO.                      DESCRIPTION                                                 EURO               DM
----------              ----------------------------                                      -----             ------
SE-F022-00              Fuse Holder                                                        6,44             12,60
SE-F020-00              Power Connector                                                   37,32             73,00
SZ-E029-00              Fuse 5x20 2AmT                                                     0,92              1,80
SI-F148-00              Label Technical Service                                            2,53              4,95
SI-F144-00              Label Fuses                                                        0,82              1,60
SI-F147-00              Label Connector Octo Therm                                         2,30              4,50
SI-F016-00              Label Potential Equalization                                       0,61              1,20
KK-F037-00              Power Cord                                                         8,08             15,80
KT-F326-00              T-Clip Cableguiding Cart                                           1,64              3,20

                               FRONT OUTSIDE VIEW

  PART NO.                        DESCRIPTION                                             EURO               DM
----------              ------------------------------------                            ------            --------
SE-F088-00              Keyboard with plate German                                       728,08           1424,00
KT-F286-00              Line holder, red                                                   2,94              5,75
KT-F287-00              Line holder, blue                                                  2,94              5,75
KT-F288-00              Line holder, yellow                                                2,94              5,75
KT-F324-00              Bubble catcher holder D=21 blue                                    3,89              7,60
BG-F473-00              Sensors, Air detector                                            319,56            625,00
BG-F493-00              Blood pump rotor                                                 314,96            616,00
BG-F494-00              Balance pump rotor                                               293,99            575,00
BG-F484-00              Reedswitch for Pump housing                                        9,25             18,10
BG-F495-00              Citrate pump rotor                                               219,86            430,00
BG-F479-00              Door, Blood pupmpen                                               99,19            194,00
BG-F477-00              Door, Balance pump 1                                             113,37            166,00
BG-F478-00              Door, Balance pump 2                                             113,37            166,00
BG-F470-00              Door, Citrate pump                                                55,73            109,00
SE-F090-00              Keyboard, Level Lifter                                            44,99             88,00
BG-F481-00              Mirror, Bloodleak detector                                        11,40             22,30
BG-F482-00              Drip Counter                                                     324,67            635,00
BG-F500-00              Scale                                                           1014,91           1985,00
BG-F464-00              Detector, Substitution                                           371,71            727,00
KT-F276-00              Roller with Brake                                                 60,33            118,00
KT-F277-00              Roller without Brake                                              49,08             96,00
KT-F129-00              Plexiglass Supporting Disk blue                                    5,47             10,70
KT-F130-00              Plexiglass Supporting Disk red                                     5,47             10,70
KT-F132-00              Plexiglass Supporting Disk yellow                                  5,47             10,70
KT-F200-00              Plexiglass Supporting Disk transparent                             3,78              7,40
KT-F325-00              Plexiglass Supporting Disk orange                                  5,47             10,70

                                   ACCESSORIES

  PART NO.                  DESCRIPTION                   EURO               DM
----------              --------------------              -----             -----
BG-F485-00              Filter holder blue                49,80             97,40
BG-F486-00              Filter holder yellow              49,80             97,40
MT-F050-10              Crank, Blood pump                 25,31             49,50
MT-F362-00              Key for Case                       2,20              4,30

                                    EXHIBIT C

                                   PRICE LIST

Octo Nova                                                      15.000 Euro

Octo Therm                                                      1.125 Euro
(in combination with Octo Nova)

EXHIBIT D:  MARKETING AGREEMENT DIAMED / OCCULOGIX CORP.

Addendum to Distribution Agreement from 01. January 2002 between MESYS GMBH, Hannover (Germany) and OccuLogix Corporation, Florida (USA)

MESYS and OccuLogix agrees to change section 9 - Indemnity as follows

9.       INDEMNITY

OccuLogix shall indemnify and hold MESYS harmless from all claims resulting from any act or omission of OccuLogix. MESYS shall indemnify and hold OccuLogix harmless from all claims resulting from any act or omission of MESYS.

OccuLogix Corp. and MESYS agrees to maintain product liability coverage in an amount sufficient to meet its obligations under this Section 9. MESYS's liability shall be limited to liability in compliance with German law. OccuLogix Corp. shall fulfill its obligations as representative in accordance with FDA requirements.

The additional insurance cost for MESYS will be charged per each invoice to OccuLogix with the amount of 4.90 Euro (at the moment) per 500, Euro turn over. The insurance rate depends on the actual insurance rate and can be adapt in future to the actual rates. OccuLogic agrees to bear this cost.

April 7th 2003

OCCULOGIX CORPORATION/VSC                    MESYS

By: "John Cornish"                           By: "R. Hoffman"

Title: Chief Technology Officer              Title: Managing Director

                    SECOND ADDENDUM TO DISTRIBUTION AGREEMENT

On January 1, 2002, an Agreement ("AGREEMENT") was executed between MESYS GMBH ("MESYS") and VASCULAR SCIENCES CORPORATION ("VSC"), formerly known as Occulogix Corporation,

On April 7, 2003, the first addendum to the AGREEMENT was signed, thereby changing the Indemnity provision in Section 9.

On September 22, 2003, MESYS and VSC hereby agree to a second addendum ("SECOND ADDENDUM") as follows:

WHEREAS, VSC distributes the Octo Nova Blood Plasma Therapy Machine (manufactured by MESYS) in North America. VSC hereby agrees to:

1. Providing technical training for the Octo Nova to the end-user. VSC's technical representative will receive formal training, and be certified, by MESYS, or an authorized MESYS representative.

2. VSC will maintain traceability of all Octo Nova units distributed, and make this information available to MESYS upon the request.

3. Any complaints received by VSC regarding the Octo Nova will be forwarded to MESYS for review. VSC shall forward MESYS' response and conclusion to the complainant. VSC maintains complaint handling procedures in compliance with FDA regulations as well as Canadian Medical Device Regulation (CMDR).

4.    The contact person for VSC will be:

            Mr. John Cornish
            Director of Regulatory Affairs
            Vascular Sciences Corporation
            Palm Harbor FL 34683
            PH 727-784-2353

                                           VASCULAR SCIENCES CORPORATION

                                           By: "John B. Cornish"

                                           Title: Director of Regulatory Affairs

                                           MESYS GMBH

                                           By: "R. Hoffman"

                                           Title: Managing Director

Addendum to Distribution Agreement from 01, January 2002 between MESYS GMBII, Hannover (Germany) and OccuLogix Corporation, Florida (USA)

MESYS and OccuLogix agrees to change section 9 - Indemnity as follows

9.    INDEMNITY

OccuLogix shall indemnity and hold MESYS harmless from all claims resulting from any act or omission of OccuLogix. MESYS shall indemnify and hold OccuLogix harmless from all claims resulting from any act or omission of MESYS.

OccuLogix Corp. and MESYS agrees to maintain product liability coverage in an amount sufficient to meet its obligations under this Section 9. MESYS's liability shall be limited to liability in compliance with German law. OccuLogix Corp. shall fulfil its obligations as representative in accordance with FDA requirements.

The additional insurance cost for MLSYS will be charged per each invoice to OccuLogix with the amount of 4,90 Euro (at the moment) per 500,- Euro turn over. The insurance rate depends on the actual insurance rate and can be adapt in future to the actual rates. OccuLogic agrees to bear this costs.

April 7th 2003

OccuLogix Corporation VSC                  MESYS

By: /s/ John B. Cornish                    By: /s/ R. Hoffman
    ----------------------------               -------------------------

Title: Cheif Technology Officer            Title: Managing Director

                    SECOND ADDENDUM TO DISTRIBUTION AGREEMENT

On January 1, 2002, an Agreement ("AGREEMENT") was executed between MESYS GMBH ("MESYS") and VASCULAR SCIENCES CORPORATION ("VSC"), formerly known as Occulogix Corporation,

On April 7, 2003, the first addendum to the AGREEMENT was signed, thereby changing, the Indemnity provision in Section 9

On September 22, 2003, MESYS and VSC hereby agree to a second addendum ("SECOND ADDENDUM") as follows:

WHEREAS, VSC distributes the Octo Nova Blood Plasma Therapy Machine (manufacture by MESYS) in North America, VSC hereby agrees to;

      1. Providing technical training for the Octo Nova to the end-user, VSC's technical representative will receive formal training, and be certified, by MESYS, or an authorized MESYS representative.

      2. VSC will maintain traccability of all Octo Nova units distributed, and make this information available to MESYS upon the request.

      3. Any complaints received by VSC regarding the Octo Nova will be forwarded to MESYS for review. VSC shall forward MESYS response and conclusion to the complaintant. VSC maintains complaint handling procedures in compliance with FDA regulations as well as Canadian Medical Device Regulation (CMDR).

      4.    The contact person for VSC will be:

               Mr. John Cornish
               Director of Regulatory Affairs
               Vascular Sciences Corporation
               Palm Harbor FL 34683
               PH. 727-784-2353

                                     VASCULAR SCIENCES CORPORATION

                                     BY: /s/ John B. Cornish
                                         ---------------------------------------
                                         John B. Cornish, Director of Regulatory
                                         Affairs

                                     MESYS GMBH

                                     BY: /s/ R. Hoffman
                                         ---------------------------------------
                                     Title: R. Hoffman, Managing Director

                      DISTRIBUTION AGREEMENT AMENDMENT #3

This amending agreement ("Agreement") is made on ___________ July 2004 between MESYS GMBH, a company organized under the laws of Germany with offices at Beneckeallee 30, D-30419 Hannover ("MESYS") and OccuLogix, Inc. (formerly Vascular Sciences Corporation), 612 Florida Avenue, Palm Harbor, Florida 34683, USA ("OccuLogix").

MESYS developed and produces on the order of Diamed Medizintechnik GmbH ("DIAMED") a blood- and plasma therapy device. This device has been introduced into the market under the tradenames Octo Nova and Octo Therm. These tradenames have been registered, among others, by DIAMED in various countries. Furthermore, DIAMED holds all rights worldwide on Octo Nova and Octo Therm. MESYS is the manufacturer of the plasma therapy devices "Octo Nova/Octo Therm" and shall be authorized to enter into distribution agreements with distributors outside Germany, provided that the exclusive marketing agreement between DIAMED and OccuLogix has been concluded.

OccuLogix is the exclusive distributor for Octo Nova and Octo Therm in the territory of United States, Canada and Mexico.

MESYS manufactures Octo Nova/Octo Therm including accessories and spare parts, according to the terms of the Distribution Agreement, and for which MESYS has the necessary facilities, equipment, qualified personnel and experience.

MESYS and OccuLogix Corp. entered into a distribution agreement (the "Distribution Agreement") dated 01 January 2002 pursuant to which MESYS has agreed to supply Octo Nova and Octo Therm to OccuLogix, as amended on April 7, 2003 and further amended on September 22, 2003.

Accordingly, the parties agree as follows:

1. AMENDMENTS TO DISTRIBUTION AGREEMENT

MESYS and OccuLogix hereby agree that the following changes have been made to the Distribution Agreement effective as of the date hereof.

     1.1 The following words shall hereby be added to the end of section 6 of the Distribution Agreement: "Notwithstanding the foregoing, OccuLogix may disclose the Distribution Agreement, and any amendments made thereto as required in order to comply with securities laws in the United States and Canada". MESYS acknowledges that the foregoing additional language would include the disclosure of this Agreement.


1.2 All references to "OccuLogix Corp." in the Distribution Agreement shall be deemed to be references to "OccuLogix" (as defined under this Agreement). MESYS acknowledges that OccuLogix, Inc. is the successor to OccuLogix Corp. and the proper party to this Agreement and the Distribution Agreement.

     1.3 The following words shall hereby be added to the end of the third sentence in section 2.3 of the Distribution Agreement: "charged to all clients worldwide to whom it sells the Product".

2.   MISCELLANEOUS

     2.1 This Agreement shall be binding upon the parties, their successors and assigns. Neither party shall assign this Agreement without the prior consent in writing of the other party, except that either party may assign this Agreement to an entity under common control.

     2.2 This Agreement constitutes the entire agreement between the parties relating to its subject matter and all prior proposals, discussions, and writings by the parties and relating to the subject matter of this Agreement are superseded. This Agreement may be amended only by written agreement of the parties.

     2.3 This Agreement is to be deemed to have been entered into in Hannover, and its construction shall be in accordance with the laws of Germany, and all disputes under it shall be adjudicated in the courts of Hannover.

OccuLogix                            MESYS


By:    ___________________________   By:    _____________________________
Title: ___________________________   Title: _____________________________